Exhibit 99.1

Generation Income Properties Inc.

Overview of Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial information of Generation Income Properties, Inc. (the “Company”) gives effect to the disposition of the Company’s property located at 702 Tillman Place in Plant City, Florida (the “Plant City Property”), as described in the Company’s Current Report on Form 8-K to which this Exhibit 99.1 is attached.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2025 gives effect to the disposition as if it had occurred on September 30, 2025. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024 give effect to the disposition as if it had occurred on January 1, 2024.

The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X and is based on the Company’s historical consolidated financial statements and related notes included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2025 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

The unaudited pro forma condensed consolidated financial information reflects adjustments that are directly attributable to the disposition and factually supportable. The adjustments reflected in the unaudited pro forma condensed consolidated statements of operations are also expected to have a continuing impact on the Company’s results of operations. The pro forma adjustments include, among other things:

•
removal of revenues and expenses associated with the disposed property;
•
elimination of depreciation and amortization related to the disposed property;
•
repayment of property-level indebtedness secured by the disposed property; and
•
application of net disposition proceeds to obligations under the Company’s preferred equity arrangements, as required by the governing agreements related thereto.

The unaudited pro forma condensed consolidated financial information has been prepared for illustrative purposes only and does not purport to represent what the Company’s financial position or results of operations would have been had the disposition occurred on the dates indicated. The unaudited pro forma condensed consolidated financial information also should not be considered representative of the Company’s future financial position or results of operations.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the accompanying notes and the Company’s historical consolidated financial statements and related notes incorporated by reference herein.

Generation Income Properties, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2025

		Pro Forma
	Historical	Adjustments	Pro Forma
	(unaudited)	(unaudited)	(unaudited)
Assets

Investments in real estate
Land	$20,055,577	$-	$20,055,577
Building and site improvements	67,133,859	-	67,133,859
Acquired tenant improvements	2,434,465	-	2,434,465
Acquired lease intangible assets	9,444,402	-	9,444,402
Less: accumulated depreciation and amortization	(14,065,544)	-	(14,065,544)
Net real estate investments	$85,002,759	$-	$85,002,759

Cash and cash equivalents	247,288	(235)	247,053
Restricted cash	34,500	-	34,500
Deferred rent asset	382,377	-	382,377
Prepaid expenses	362,681	(17,894)	344,787
Accounts receivable	6,144	-	6,144
Escrow deposits and other assets	675,298	(2,205)	673,093
Held for sale assets	10,726,355	(1,625,764)	9,100,591
Right-of-use asset, net	6,008,618	-	6,008,618
Total Assets	$103,446,020	$(1,646,099)	$101,799,921

Liabilities and Equity

Liabilities
Accounts payable	$611,408	$(53,590)	557,818
Accrued expenses	1,971,367	(239,397)	1,731,970
Accrued expense - related party	949,026	-	949,026
Acquired lease intangible liabilities, net	1,445,993	-	1,445,993
Insurance payable	128,838	-	128,838
Deferred rent liability	173,658	-	173,658
Lease liability, net	6,503,013	-	6,503,013
Loan payable - related party	7,614,689	-	7,614,689
Mortgage loans, net of unamortized debt issuance costs and debt discount	54,587,784	(856,622)	53,731,162
Derivative liabilities	534,198	-	534,198
Total liabilities	$74,519,974	$(1,149,609)	$73,370,365

Redeemable Non-Controlling Interests	$32,459,949	$(800,836)	$31,659,113

Stockholders' Equity
Common stock, $0.01 par value, 100,000,000 shares authorized; 5,443,188 shares issued and outstanding at September 31, 2025.	$54,431	$-	$54,431
Additional paid-in capital	29,277,797	-	29,277,797
Accumulated deficit	(33,258,992)	304,346	(32,954,646)
Total Generation Income Properties, Inc. Stockholders' Equity	$(3,926,764)	$304,346	$(3,622,418)

Non-Controlling Interest	392,861	-	392,861
Total equity	$(3,533,903)	$304,346	$(3,229,557)

Total Liabilities and Equity	$103,446,020	$(1,646,099)	$101,799,921

Generation Income Properties, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2025

		Pro Forma
	Historical	Adjustments	Pro Forma
	(unaudited)	(unaudited)	(unaudited)
Revenue
Rental income	$7,248,050	$(676,749)	$6,571,301
Other income	35,924	(180)	35,744
Total revenue	$7,283,974	$(676,929)	$6,607,045

Expenses
General and administrative expense	$1,643,464	$(4,902)	$1,638,562
Building expenses	1,975,060	(207,061)	1,767,999
Depreciation and amortization	3,844,454	(441,785)	3,402,669
Interest expense, net	4,429,454	(300,263)	4,129,191
Compensation Costs	939,670	-	939,670
Total expenses	$12,832,102	$(954,011)	$11,878,091
Operating loss	(5,548,128)	(277,082)	(5,825,210)
Other expense	(286)	-	(286)
Loss on derivative valuation	(427,081)	-	(427,081)
Dead deal expense	(35,160)	-	(35,160)
Loss on extinguishment of debt	(926,398)	-	(926,398)
(Loss) gain on sale of property	(44,782)	41,171	(3,611)
Net loss	$(6,981,835)	$(235,911)	$(7,217,746)
Less: Net income attributable to non-controlling interests	2,999,612	-	2,999,612
Net loss attributable to Generation income Properties, Inc.	$(9,981,447)	$(235,911)	$(10,217,358)

Total Weighted Average Shares of Common Stock Outstanding - Basic & Diluted	5,443,188		5,443,188

Basic & Diluted Loss Per Share Attributable to Common Stockholders	$(1.83)		$(1.88)

Generation Income Properties, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Twelve Months Ended December 31, 2024

		Pro Forma
	Historical	Adjustments	Pro Forma
	(unaudited)	(unaudited)	(unaudited)
Revenue
Rental income	$9,510,791	$(676,749)	$8,834,042
Other income	251,845	(180)	251,665
Total revenue	$9,762,636	$(676,929)	$9,085,707

Expenses
General and administrative expense	$2,109,271	$(4,902)	$2,104,369
Building expenses	2,673,624	(229,036)	2,444,588
Depreciation and amortization	4,765,203	(441,785)	4,323,418
Interest expense, net	4,286,546	(300,263)	3,986,283
Compensation Costs	1,060,336	-	1,060,336
Total expenses	$14,894,980	$(975,985)	$13,918,995
Operating loss	(5,132,344)	(299,057)	(5,431,401)
Other expense	-	-	-
Gain on derivative valuation	372,573	-	372,573
Dead deal expense	(35,873)	-	(35,873)
Loss on held for sale valuation	(77,244)	-	(77,244)
Net loss	$(4,872,888)	$(299,057)	$(5,171,945)
Less: Net income attributable to non-controlling interests	3,476,599	-	3,476,599
Net loss attributable to Generation income Properties, Inc.	$(8,349,487)	$(299,057)	$(8,648,544)
Less: Preferred stock dividends	95,000
Net loss attributable to common shareholders	$(8,444,487)	$(299,057)	$(8,648,544)

Total Weighted Average Shares of Common Stock Outstanding - Basic & Diluted	5,443,188		5,443,188

Basic & Diluted Loss Per Share Attributable to Common Stockholders	$(1.55)		$(1.59)

Generation Income Properties Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1 – Basis of Presentation

The unaudited pro forma condensed consolidated financial statements are presented in accordance with Article 11 of Regulation S-X and give effect to the disposition of the Plant City Property as described in the accompanying Overview of Unaudited Pro Forma Condensed Consolidated Financial Statements.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2025 is presented as if the disposition occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024 are presented as if the disposition occurred on January 1, 2024.

The pro forma adjustments are based on currently available information and assumptions that management believes are reasonable.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what the Company’s consolidated financial position or results of operations would have been had the disposition been completed on the dates assumed, nor are they necessarily indicative of future consolidated financial condition, results of operations, or cash flows.

Note 2 – Pro Forma Adjustments

The following pro forma adjustments reflect the disposition of the Plant City Property.

(a) Removal of Net Real Estate Assets and Related Equity Impact

Represents the removal of the historical carrying value of the Plant City Property, including land, building and improvements, tenant improvements, and accumulated depreciation. The resulting difference between the net book value and the estimated sales proceeds, net of estimated closing costs and other transaction-related adjustments, is reflected as an adjustment to retained earnings within stockholders’ equity in the unaudited pro forma condensed consolidated balance sheet.

(b) Removal of Property-Level Indebtedness

Represents the removal of mortgage debt secured by the Plant City Property that was repaid in connection with the disposition, including the elimination of any unamortized deferred financing costs associated with the extinguished debt.

(c) Recognition of Estimated Net Cash Proceeds

Represents the recognition of estimated net cash proceeds received from the disposition of the Plant City Property after repayment of property-level indebtedness, payment of transaction costs, and customary closing adjustments.

(d) Removal of Historical Operating Results

Represents the elimination of rental revenues, property operating expenses, and depreciation and amortization associated with the Plant City Property for the nine months ended September 30, 2025 and for the year ended December 31, 2024, as the pro forma financial statements assume the disposition occurred on January 1, 2024.

(e) Removal of Interest Expense Associated with Property-Level Debt

Represents the elimination of interest expense associated with the mortgage debt secured by the Plant City Property for the nine months ended September 30, 2025, as such debt was repaid in connection with the disposition.